UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 01, 2023

The Manitowoc Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	1-11978	39-0448110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place Suite 1000
Milwaukee, Wisconsin		53224
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 414 760-4600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	MTW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2023, the Board of Directors of The Manitowoc Company, Inc. (the “Company”) appointed Ryan M. Palmer, the Company’s Vice President and Corporate Controller, as the Company’s principal accounting officer. Brian P. Regan, the Company’s Executive Vice President and Chief Financial Officer, continues to be the Company’s principal financial officer.

Mr. Palmer, 33, has served as Vice President and Corporate Controller of the Company since May 2022. Prior to his appointment, he was the Assistant Corporate Controller of the Company since September 2020, and served in other positions of increasing responsibilities within the Company’s corporate finance team since joining the Company in August 2017. Prior to joining the Company, Mr. Palmer served in positions of increasing responsibility at Deloitte & Touche LLP from 2013 until 2017. Mr. Palmer is a certified public accountant. Mr. Palmer holds a Master of Professional Accountancy and a Bachelor of Business Administration in accounting from the University of Wisconsin – Whitewater.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 2, 2023, the Company held its 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”). At the 2023 Annual Meeting, the Company’s shareholders voted on: (i) the election of nine directors; (ii) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; (iii) an advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in the Company’s definitive Proxy Statement, dated March 23, 2023, for the 2023 Annual Meeting (the “2023 Proxy Statement”); and (iv) an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

The nominees named below were elected as directors at the 2023 Annual Meeting to each serve a one-year term expiring at the Company’s Annual Meeting of Shareholders to be held in 2023 and until their respective successors are duly elected and qualified, by the indicated votes cast:

Name of Nominee	For	Withheld	Broker Non-Votes
Anne E. Bélec	21,417,411	2,995,153	4,114,687
Robert G. Bohn	13,863,558	10,549,006	4,114,687
Anne M. Cooney	20,965,297	3,447,267	4,114,687
Amy R. Davis	24,018,699	393,865	4,114,687
Kenneth W. Krueger	21,059,204	3,353,360	4,114,687
Robert W. Malone	21,420,294	2,992,270	4,114,687
C. David Myers	23,754,763	657,801	4,114,687
John C. Pfeifer	21,146,822	3,265,742	4,114,687
Aaron H. Ravenscroft	24,079,590	332,974	4,114,687

The appointment of Deloitte & Touche LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2023, was ratified by the indicated votes cast:

For	Against	Abstentions	Broker Non-Votes
28,195,187	299,877	32,187	0

The advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in the 2023 Proxy Statement, was approved by the indicated votes cast:

For	Against	Abstentions	Broker Non-Votes
18,364,173	5,992,567	55,824	4,114,687

The shareholders expressed a preference that an advisory vote on the compensation of the Company’s named executive officers occur every year by the indicated votes cast:

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
21,904,694	58,982	2,371,080	77,808	4,114,687

In accordance with the results of this vote, the Board of Directors of the Company determined to implement an advisory shareholder vote on the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, which is scheduled to occur at the Company’s 2029 annual meeting of shareholders.

Further information concerning the matters voted upon at the 2023 Annual Meeting is contained in the 2023 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANITOWOC COMPANY, INC. (Registrant)

Date:	May 2, 2023	By:	/s/ Jennifer L. Peterson
Jennifer L. Peterson Executive Vice President, General Counsel and Secretary